UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2017 (December 18, 2017)

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(800) 826-8228

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.02.Unregistered Sales of Equity Securities

On December 18, 2017, InPoint Commercial Real Estate Income, Inc. (the “Company”) completed the sale of approximately 16,417 shares of its Class P common stock (“Class P Shares”), par value $0.01 per share, for an aggregate purchase price of approximately $425,000.  The sale of such shares was made in connection with the private placement of up to $500 million of Class P Shares to accredited investors which commenced on October 25, 2016 (the “Offering”).  The Company is conducting the Offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Pursuant to the Offering, the purchase price per Class P Share is the transaction price, which shall equal $25.00 per Class P Share prior to the date that the Company determines its net asset value per Class P Share, plus applicable selling commissions, dealer manager fees and organization and offering expenses, resulting in a maximum total initial purchase price of $27.38 per Class P Share.  Except for the special sales or volume discounts described below, in connection with the sale of the Class P Shares, the Company will pay its affiliated dealer manager, Inland Securities Corporation, selling commissions of up to 5.0% of the transaction price and a dealer manager fee of up to 3.0% of the transaction price.  All selling commissions will be and a portion of the dealer manager fees may be reallowed to third-party broker-dealers participating in the Offering.  Participating broker-dealers may elect to receive reduced reallowances of selling commissions or the dealer manager fee in connection with any sale of Class P shares, and any such reduction will be credited to the investor in the form of additional Class P shares, by correspondingly reducing the aggregate purchase price payable by the investor for such Class P shares.

The Company will not pay selling commissions, but will pay the full 3% dealer manager fee, in connection with certain sales of Class P shares, and the Company will not pay selling commissions, but will pay a 1.5% dealer manager fee, in connection with certain other sales of Class P shares.  Certain affiliated parties may purchase Class P shares for the transaction price with no payment of selling commissions, dealer manager fees or organization and offering expenses.  In addition, the Company offers volume discounts above certain thresholds purchased through the same participating dealer, reducing the reallowable selling commission payable.

As of the date of this filing, pursuant to the Offering, the Company has sold a total of approximately 1,592,928 Class P Shares to accredited investors for total gross proceeds of approximately $42,532,653.  Each holder has represented that he or she is an accredited investor, as that term is defined in Regulation D, and has acquired the Class P Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Title:	Chief Financial Officer
Date:	December 21, 2017

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